EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement on Form F-4 of Alcatel Lucent, as amended (File No. 333-133919) and filed with the Securities and Exchange Commission on November 30, 2006, of our report dated June 16, 2008, with respect to the financial statements and schedule of Lucent Technologies Inc. Long Term Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
MetroPark, NJ
June 16, 2008